Exhibit 99.1

2U Takes Strategic Action to Significantly Strengthen Balance Sheet and Position Company for Innovation and Growth

Company enters into agreement with its debtholders to eliminate over 50% of its debt and infuse approximately $110 million of new capital into the business, enabling 2U to invest further in its mission

All educational programs and services to continue seamlessly with no interruption for partners or learners

Lanham, Md., – July 25, 2024 – 2U, Inc. (“2U” or the “Company”), a global leader in online education, today announced that it has initiated a financial transaction to strengthen its balance sheet and position the Company to advance its mission of making high-quality education accessible to learners around the world. The Company has entered into a Restructuring Support Agreement, or RSA, with lenders and noteholders holding approximately 87% of its outstanding debt that will provide approximately $110 million of new capital, reduce its debt by over 50% to approximately $459 million, and extend the maturity date of its revolving and term loans to over two years following closing of the transaction.

To implement the transaction, 2U and certain domestic subsidiaries filed voluntary “prepackaged” Chapter 11 cases in the U.S. Bankruptcy Court for the Southern District of New York. 2U expects to secure court approval of financing totaling $64 million to further support the Company’s business operations throughout the Chapter 11 process. The Company expects to complete the Chapter 11 process quickly, by the end of September, if not sooner.

“Today marks an important milestone for 2U. New capital and a healthier balance sheet will enable us to continue our long-standing mission,” said Paul Lalljie, Chief Executive Officer of 2U. “For over 15 years, 2U has led the online learning industry in the delivery of innovative, high-impact education in partnership with an unmatched network of leading universities. The steps we are taking today will enable us to continue investing in our offerings, services, and world-class team to deliver unparalleled online learning to meet the needs of students today. As we move towards the successful completion of this transaction, we are steadfastly focused on what matters most: our partners and learners.”

2U has filed a number of customary motions with the court to ensure that its operations continue as usual while it implements this transaction. All programs will proceed as planned with no impact or disruption to learners as a result of this process, and 2U will continue providing all services for partners and students. Additionally, the RSA contemplates that payments to vendors will continue in the ordinary course.

Following court approval and the completion of the transaction, 2U expects to emerge from Chapter 11 as a private company backed by its existing lenders and noteholders, including funds managed by Mudrick Capital Management, LP, Greenvale Capital LLP, and Bayside Capital, LLC.

“2U is a true pioneer in the delivery of education that changes lives,” said Brian Napack, Strategic Advisor to the investment group. “This company’s role in the education ecosystem and its innovative approaches to increasing education access are more important than ever, and this financing demonstrates the investors’ deep belief in 2U and commitment to its essential mission.” Mr. Napack is a longtime executive, director, investor and advisor in the education industry, and is the former CEO of John Wiley (WLY), Chairman of the Association of American Publishers, and Senior Advisor at Providence Equity.

Additional information regarding 2U’s Chapter 11 process is available at https://dm.epiq11.com/2U. Stakeholders with questions may call the Company’s Claims Agent, Epiq, at 877-525-5725 or +1 360-803-4441 if calling from outside the U.S. or Canada, or email at 2UInc@epiqglobal.com.

Advisors

Latham & Watkins LLP is serving as legal counsel, Moelis & Company is serving as investment banker, AlixPartners LLP is serving as financial advisor, and C Street Advisory Group is serving as strategic communications advisor to the Company. Weil, Gotshal & Manges LLP is serving as legal counsel to the ad hoc group of noteholders of the Company, Schulte Roth & Zabel LLP is serving as counsel to Greenvale Capital, LLP, and Houlihan Lokey is serving as investment banker to the ad hoc group of noteholders and Greenvale. Milbank LLP is serving as legal counsel and FTI Consulting, Inc. is serving as financial advisor to the ad hoc group of first lien term loan lenders.

About 2U, Inc. (Nasdaq: TWOU)

2U is a global leader in online education. Guided by its founding mission to eliminate the back row in higher education, 2U has spent 15 years advancing the technology and innovation to deliver world-class learning outcomes at scale. Through its global online learning platform edX, 2U connects more than 86 million people with thousands of affordable, career-relevant learning opportunities in partnership with 260 of the world’s leading universities, institutions, and industry experts. From free courses to full degrees, 2U is creating a better future for all through the power of high-quality online education. Learn more at 2U.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release that are not historical are forward-looking statements, including statements regarding the timing and implementation of the restructuring pursuant to the Restructuring Support Agreement (the “RSA”), the chapter 11 cases (the “Chapter 11 Cases”), the prepackaged joint plan of reorganization (the “Plan”), the Company’s ability to continue operating in the ordinary course while the Chapter 11 Cases are pending, and the potential benefits of the transactions contemplated by the RSA and the Plan, including the timetable for completing such transactions, if at all, and the effects of such transactions on the Company’s financial position and long-term stability and growth. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements are based on the Company’s current expectations, beliefs, assumptions, and estimates concerning the future and are subject to significant business, economic, and competitive risks, uncertainties, and contingencies. These risks, uncertainties, and contingencies are difficult to predict, and could cause the Company’s actual results to differ materially from those expressed or implied in such forward-looking statements.

These risks include, among others, those related to the effects of the Chapter 11 Cases on the Company and the Company’s relationship with its various constituents, including colleges and universities, faculty, students, regulatory authorities, including the Department of Education, employees and other third parties; the Company’s ability to develop and implement the Plan and whether that Plan will be approved by the bankruptcy court and the ultimate outcome of the Chapter 11 Cases in general; the length of time the Company will operate under the Chapter 11 Cases; the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations, including failure to receive proceeds under the debtor-in-possession financing facility (the “DIP Facility”); the Company’s ability to operate within the restrictions and the liquidity limitations of the DIP Facility and any other credit facility that the Company may enter into in connection with the Chapter 11 Cases and restrictions imposed by the applicable courts; the timing or amount of any recovery, if any, to the Company’s stakeholders; the potential cancellation of the Company’s common stock in the Chapter 11 Cases; the delisting and deregistration of the Company’s common stock and becoming a private company; the potential material adverse effect of claims that are not discharged in the Chapter 11 Cases; uncertainty regarding the Company’s ability to retain key personnel; increased administrative and legal costs related to the Chapter 11 process; changes in the Company’s ability to meet its financial obligations during the Chapter 11 process and to maintain contracts that are critical to its operations; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that the Company may employ to address its liquidity and capital resources, achieve its stated goals, and continue as a going concern; the actions and decisions of equityholders, creditors, regulators, and other third parties that have an interest in the Chapter 11 Cases, which may interfere with the ability to confirm and consummate the Plan; and those risks described under the heading “Risk Factors” in 2U’s Annual Report on Form 10-K for the year ended December 31, 2023, 2U’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and 2U’s other filings with the U.S. Securities and Exchange Commission. We refer you to such documents for a discussion of these and other risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially and adversely from those indicated or anticipated, whether express or implied, by such forward-looking statements. These forward-looking statements speak only as of the date they are made. The Company undertakes no duty or obligation to update any forward-looking statement after the date of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Media Contact

C Street Advisory Group

2U@thecstreet.com